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                                                                   Exhibit 3(ii)


                               CODE OF REGULATIONS

                                       OF

                            FIRST CITIZENS BANC CORP.


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                               CODE OF REGULATIONS
                                       OF
                            FIRST CITIZENS BANC CORP.

                                Table of Contents
                                                                 Page
                                                                 ----

ARTICLE I - Offices. . . . . . . . . . . . . . . . . . . . .      2
   Section 1.  Principal Office. . . . . . . . . . . . . . .      2
   Section 2.  Other Offices . . . . . . . . . . . . . . . .      2
ARTICLE II - Meetings of Shareholders. . . . . . . . . . . .      2
   Section 1.  Annual Meeting. . . . . . . . . . . . . . . .      2
   Section 2.  Special Meetings. . . . . . . . . . . . . . .      2
   Section 3.  Place of Meetings . . . . . . . . . . . . . .      3
   Section 4.  Notice of Meetings. . . . . . . . . . . . . .      3
   Section 5.  Waiver of Notice. . . . . . . . . . . . . . .      4
   Section 6.  Quorum. . . . . . . . . . . . . . . . . . . .      4
   Section 7.  Proxies . . . . . . . . . . . . . . . . . . .      4
   Section 8.  Voting. . . . . . . . . . . . . . . . . . . .      6
   Section 9.  Financial Reports . . . . . . . . . . . . . .      6
   Section 10. Action Without Meeting. . . . . . . . . . . .      7
ARTICLE III - Directors. . . . . . . . . . . . . . . . . . .      8
   Section 1.  Number and Term . . . . . . . . . . . . . . .      8
   Section 2.  Nominations . . . . . . . . . . . . . . . . .      9
   Section 3.  Vacancies . . . . . . . . . . . . . . . . . .     11
   Section 4.  Removal . . . . . . . . . . . . . . . . . . .     11
ARTICLE IV - Powers, Meeting, and Compensation of Directors.     12
   Section 1.  Directors' Qualifying Shares. . . . . . . . .     12
   Section 2.  Meetings of the Board . . . . . . . . . . . .     12
   Section 3.  Quorum. . . . . . . . . . . . . . . . . . . .     13
   Section 4.  Action Without Meeting. . . . . . . . . . . .     14
   Section 5.  Compensation. . . . . . . . . . . . . . . . .     14
   Section 6.  Bylaws. . . . . . . . . . . . . . . . . . . .     14
ARTICLE V - Committees . . . . . . . . . . . . . . . . . . .     14
   Section 1.  Committees. . . . . . . . . . . . . . . . . .     14
ARTICLE VI - Officers. . . . . . . . . . . . . . . . . . . .     15
   Section 1.  General Provisions. . . . . . . . . . . . . .     15
   Section 2.  Term of Office. . . . . . . . . . . . . . . .     15
ARTICLE VII - Duties of Officers . . . . . . . . . . . . . .     16
   Section 1.  Chairman of the Board . . . . . . . . . . . .     16
   Section 2.  Vice Chairman of the Board. . . . . . . . . .     16
   Section 3.  President . . . . . . . . . . . . . . . . . .     16
   Section 4.  Vice Presidents . . . . . . . . . . . . . . .     17
   Section 5.  Secretary . . . . . . . . . . . . . . . . . .     17
   Section 6.  Treasurer . . . . . . . . . . . . . . . . . .     18
   Section 7.  Assistant and Subordinate Officers. . . . . .     18
   Section 8.  Duties of Officers May Be Delegated . . . . .     19
ARTICLE VIII - Certificates For Shares . . . . . . . . . . .     19
   Section 1.  Form and Execution. . . . . . . . . . . . . .     19
   Section 2.  Lost, Mutilated or Destroyed Certificates . .     20
   Section 3.  Registered Shareholders . . . . . . . . . . .     20
ARTICLE IX - Fiscal Year . . . . . . . . . . . . . . . . . .     20
ARTICLE X - Amendments . . . . . . . . . . . . . . . . . . .     21



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



                               CODE OF REGULATIONS

                                       OF

                            FIRST CITIZENS BANC CORP.


                                    ARTICLE I

                                     Offices
                                     -------

        Section 1. PRINCIPAL OFFICE. The principal office of the corporation shall be at such place in the City of Sandusky, Ohio, as may be designated from time to time by the Board of Directors.

        Section 2. OTHER OFFICES. The corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Shareholders

         Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation for the purpose of fixing or changing the number of directors of the corporation, electing directors and transacting such other business as may come before the meeting, shall be held between the hours of 8:00 a.m. and 5:00 p.m. on the third Tuesday of April of each year, but if a legal holiday, then on the next business day following, or at such other time as may be fixed by the Board of Directors.

         Section 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or by any three or more



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shareholders owning, in the aggregate, not less than twenty-five percent (25%)
of the stock of the corporation.

         Section 3. PLACE OF MEETINGS. Meetings of shareholders shall be held at the main office of the corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

         Section 4. NOTICE OF MEETINGS. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date therefor is duly fixed, of record as of said date. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the corporation.

         All notices with respect to any shares of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the corporation, and notice so given shall be effective as to all the holders of record of such shares.

         Every person who by operation of law, transfer, or otherwise shall become entitled to any share or right or interest therein, shall be bound by every notice in respect of such share which, prior to his name and address being entered upon the books of the





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corporation as the registered holder of such share, shall have been given to the person in whose name such share appeared of record.

         Section 5. WAIVER OF NOTICE. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

         Section 6. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and a meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

         Section 7. PROXIES. Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consents in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.



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         A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

         No appointment of a proxy shall be valid after the expiration of eleven
(11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

         Unless the writing appointing a proxy or proxies otherwise provides:

         (1) Each and every proxy shall have the power of substitution, and when three (3) or more persons are appointed, a majority of them or their respective substitutes may appoint a substitute or substitutes to act for all;

         (2) If more than one proxy is appointed, then (a) with respect to voting or giving consents at a shareholders' meeting, a majority of such proxies as attend the meeting, or if only one attends then that one may exercise all the voting and consenting authority thereat; and if an even number attend a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such authority with respect to an equal number of shares; (b) with respect to exercising any other authority, a majority may act for all;

         (3) A writing appointing a proxy shall not be revoked by the death or incapacity of the maker unless before the vote is taken or the authority granted is otherwise exercised, written notice of






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such death or incapacity is given to the corporation by the executor or the administrator of the estate of such maker or by the fiduciary having control of the shares in respect of which the proxy was appointed;

         (4) The presence of a shareholder at a meeting shall not operate to revoke a writing appointing a proxy. A shareholder, without affecting any vote previously taken, may revoke such writing not otherwise revoked by giving notice to the corporation in writing or in open meeting.

         Section 8. VOTING. At any meeting of shareholders, each shareholder of the corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one vote in person or by proxy for each share of the corporation registered in his name on the books of the corporation: (1) on the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the corporation on or after the record date; or (2) if no such record date shall have been fixed, then at the time of such meeting.

         Section 9. FINANCIAL REPORTS. At the annual meeting of shareholders, or the meeting held in lieu thereof, there shall be furnished to the shareholders a financial report consisting of the following: (1) a balance sheet containing a summary of the assets, liabilities, stated capital, and surplus (showing separately any capital surplus arising from unrealized appreciation of assets,






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other capital surplus, and earned surplus) of the corporation as of a date not more than four (4) months before such meeting; if such meeting is an adjourned meeting, said balance sheet may be as of a date not more then four (4) months before the date of the meeting as originally convened; and (2) a statement of income and changes in shareholders equity, including a summary of profits, dividends paid, and other changes in the surplus accounts of the corporation for the period commencing with the date marking the end of the period for which the last preceding statement of profit and loss under this section was made and ending with the date of said balance sheet.

         An opinion signed by the President or a Vice President or the Treasurer or an Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such financial statement, stating that the financial statement presents fairly the corporation's financial position, and that the results of its operations are in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding period, or such other opinion as is in accordance with sound accounting practice.

         Section 10. ACTION WITHOUT MEETING. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose.





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Such writing or writings shall be filed with or entered upon the records of the corporation.

                                   ARTICLE III

                                    Directors
                                    ---------

         Section 1. NUMBER AND TERM. The property, business and affairs of the Corporation shall be managed and controlled by the Board of Directors, no member of, which shall be of the age of seventy-five (75) years or more on the date of his or her election, or the date of his or her appointment in the event of such appointment to fill a vacancy on the Board of Directors; provided, however, that such age qualification shall not apply to any person who may be serving as a member of the Board of Directors on April 14, 1997. The number of directors of the Corporation shall not be less than five (5) nor more than twenty-five (25), the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, and such exact number shall be thirteen (13) until otherwise determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. As used in these Bylaws, the term "whole Board" means the total number of directors which the Corporation would have if there were no vacancies.

         The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. At the first annual meeting of



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stockholders, the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, the terms of the directors or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. (Amended April 15, 1997)

         Section 2. NOMINATIONS. Nominations of persons for election to the Board of the Corporation at a meeting of the stockholders may be made by or at the direction of the Board of Directors or may be made at a meeting of stockholders by any stockholder of the






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Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 2 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 14 days nor more than 50 days prior to the meeting; provided, however, that in the event that less than 21 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so delivered or mailed no later than the close of business on the 7th day following the day on which day notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, but in no event shall such timely notice of stockholder nomination be received by the secretary of the Corporation less than seven (7) days prior to the stockholder meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each period whom the stockholder proposes to nominate for election ro re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital





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stock of the Corporation which are beneficially owned by the stockholder. The
Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the stockholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.

         Section 3. VACANCIES. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause, the remaining directors, by an affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the director whose place is vacant within three (3) months from the date of such board vacancy, until the election and qualification of his successor.

         Section 4. REMOVAL. Any director or the entire Board of Directors may be removed with or without cause by the affirmative vote of a majority of the shares then entitled to vote at the election of directors. Notwithstanding the above, if, in the event of any proposed business combination transaction, as defined in Article Eighth of the Articles of Incorporation, the affirmative vote of eighty percent (80%) shall be required to remove any or the entire Board of Directors.



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                                   ARTICLE IV

                 Powers, Meeting, and Compensation of Directors
                 ----------------------------------------------

         Section 1. DIRECTORS' QUALIFYING SHARES. Any member of the Board of Directors of a wholly-owned banking subsidiary of the Corporation may, if permitted under applicable banking law, hold shares of the Corporation in lieu of shares of such banking subsidiary to qualify as a Director of such banking subsidiary, if required. Directors of this Corporation are required to own shares of this corporation with a par value of at least Five Hundred Dollars ($500) in order to serve on the Board of Directors of this Corporation.

         Section 2. MEETINGS OF THE BOARD. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, or within ten (10) days thereafter, and notice of such meeting need not be given.

         The Board of Directors may, by by-laws or resolution, provide for other meetings of the Board.

         Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, a Vice President, or any two members of the Board.

         Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given





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personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio, wireless, or telephonic communication whether before or after such meeting is held, or if he shall be present at such meeting; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.

         Meetings of the Board shall be held at the office of the corporation, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the corporation.

         Section 3. QUORUM. A majority of the Board of Directors serving in such capacity shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.



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         Section 4. ACTION WITHOUT MEETING. Any action may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the corporation.

         Section 5. COMPENSATION. The directors, as such, shall not receive any salary for their services, but by resolution of a majority of the stockholders entitled to vote for the election of directors, fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of any standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable; additional compensation may be allowed to directors for special services rendered as the Board may deem reasonable.

         Section 6. BY-LAWS. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Articles of Incorporation and these Regulations.


                                    ARTICLE V

                                   Committees
                                   ----------

         Section 1. COMMITTEES. The Board of Directors may by resolution provide for such standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of





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Directors. Vacancies in such committees shall be filled by the Board of
Directors or as it may provide.

                                   ARTICLE VI

                                    Officers
                                    --------

         Section 1. GENERAL PROVISIONS. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. If no such Chairman of the Board is elected by the Board of Directors, the President of the corporation shall act as presiding officer of the corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors.

         Section 2. TERM OF OFFICE. The officers of the corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

         The Board of Directors may remove any officer at any time, with or without cause, by a majority vote.

         A vacancy in any office, however created, may be filled by the Board of Directors.



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                                   ARTICLE VII

                               Duties of Officers
                               ------------------

         Section 1. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or by the Ohio Revised Code.

         Section 2. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or the Ohio Revised Code.

         Section 3. PRESIDENT. The President shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of or if a Chairman of the Board shall not have been elected or a Vice Chairman shall not have been elected, the President shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by the Ohio Revised Code and such others as the Board of Directors may from time to time assign to him.



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         Section 4. VICE PRESIDENTS. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the President. Any one or more of the Vice Presidents may be designated as an "Executive Vice President."

         Section 5. SECRETARY. The secretary shall keep minutes of all the proceedings of the shareholders and Board of Directors, and shall make proper record of the same, which shall be attested by him; sign all certificates for shares, and all deeds, mortgages, bonds, contracts, notes, and other instruments executed by the corporation requiring his signature; give notice of meetings of shareholders and directors; produce on request at each meeting of shareholders for the election of directors a certified list of shareholders arranged in alphabetical order; keep such books as may be required by the Board of Directors and file all reports to States, to the Federal Government, and to foreign countries; and perform such other and further duties as may from time to time be



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assigned to him by the Board of Directors, the chairman of the Board or by the
President.

         Section 6. TREASURER. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and shares, together with such other accounts as may be required, and, upon the expiration of his term of office, shall turn over to his successor or to the Board of Directors all property, books, papers and money of the corporation in his hands; and he shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 7. ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

         The Board of Directors may, from time to time, authorize any officer to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.



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         Section 8. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.

                                  ARTICLE VIII

                             Certificates for Shares
                             -----------------------

         Section 1. FORM AND EXECUTION. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President or by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer of the corporation, which certificates shall certify the number and class of shares held by the shareholder in the corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the corporation way be a facsimile, or engraved, stamped or printed. Although any officer of the corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

         Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfer of shares




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shall be entered upon the records of the corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.


         Section 2. LOST, MUTILATED OR DESTROYED CERTIFICATES. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion way refuse to issue such new certificates until the corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

         Section 3. REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the corporation shall conclusively be deemed the unqualified owner thereof for all purposes and have capacity to exercise all rights of ownership. Neither the corporation nor any transfer agent of the corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                   ARTICLE IX

                                   Fiscal Year
                                   -----------

         The fiscal year of the corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.



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                                    ARTICLE X

                                   Amendments

         These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.

                                                  /s/ Julia L. Olah
                                              -------------------------------
                                                                   (Secretary)

                                                          April 30, 1987
                                              Date:  ________________________



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